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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TUFCO TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
PROPOSAL ONE — ELECTION OF DIRECTORS
CERTAIN CORPORATE GOVERNANCE MATTERS
Director Compensation
MANAGEMENT
Option Tables
Aggregate Option Exercises In Fiscal Year 2006 And Fiscal 2006 Year-End Option Values
Equity Compensation Plan Information
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCKHOLDER PROPOSALS
OTHER BUSINESS
EXPENSES
ANNUAL REPORT

TUFCO TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2007

To Our Stockholders:

You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at 360 Hamilton Avenue, 1st Floor Board Room, White Plains, NY 10601 on Wednesday, May 16, 2007 at 8:00 a.m. Eastern Daylight Time, for the following purposes:

Proposal 1.	To elect six directors to serve for a one-year term and until their successors are elected and qualified.

Proposal 2.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The record date for the annual meeting is March 30, 2007. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The Board of Directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

Sincerely,

Michael B. Wheeler,
Secretary

April 6, 2007

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, MAY 16, 2007

Tufco Technologies, Inc.
3161 S. Ridge Road
Green Bay, WI 54304

The Board of Directors of Tufco Technologies, Inc. (“Tufco,” the “Company,” “we”, “our” or “us”) is soliciting proxies to be used at the 2007 annual meeting of stockholders to be held at 360 Hamilton Avenue, 1st Floor Board Room, White Plains, NY 10601 on Wednesday, May 16, 2007, at 8:00 a.m., Eastern Daylight Time. This proxy statement and accompanying proxy are first being mailed to stockholders on or about April 6, 2007.

Who Can Vote

Only stockholders of record as of the close of business on March 30, 2007 are entitled to notice of and to vote at the annual meeting. As of March 30, 2007, we had outstanding 4,535,244 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

How You Can Vote

Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this proxy statement. The persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

Revocation of Proxies

You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

(1) by delivering a written notice of revocation to the Corporate Secretary of Tufco;

(2) by timely submitting a duly executed proxy bearing a later date; or

(3) by attending the annual meeting and expressing the desire to vote your shares in person.

Quorum

A majority of the outstanding shares of common stock on March 30, 2007 (2,267,623 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be included in the determination of the number of shares present at the annual meeting for quorum purposes, but will not be counted for or against any proposal. Broker non-votes are when a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto.

Your vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent (StockTrans, Inc.) in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors will consist of one to twelve directors, as determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at seven; however, as William J. Malooly is not standing for re-election at the annual meeting, the number of directors following the annual meeting will be set at six. All six of the continuing directors are to be elected at the annual meeting. Each director will serve until the 2008 annual meeting and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors, unless a contrary instruction is given in the proxy.

Each stockholder is entitled to cast one vote for each share of common stock held on March 30, 2007. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

The persons nominated to be directors are listed below. All of the nominees listed below are currently directors and have been since 1992, except Mr. LeCalsey, who became a director in September 1996, Mr. Preston who became a director in September 1999 and Mr. Kelly who became a director in November 2006.

During fiscal year 2006, the Board of Directors held four meetings. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the committees on which he served.

The following information as of March 30, 2007 is submitted concerning the nominees named for election as directors:

Name	Age	Position Held

Robert J. Simon	48	Chairman of the Board of Directors
Samuel J. Bero	71	Director
C. Hamilton Davison, Jr.	47	Director
Brian Kelly	64	Director
Louis LeCalsey, III	68	Director, President and Chief Executive Officer
Seymour S. Preston, III	73	Director

Robert J. Simon — Mr. Simon has been Chairman of the Board of Directors of Tufco since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures, Ltd., a private investment firm, since 1992 and a General Partner of Bradford Associates since 1989, having started at the firm in 1984. Mr. Simon is either Chairman of the Board or a director of Professional Plumbing Group, Inc., Overseas Equity Investors Ltd., Overseas Callander Fund, Ltd., Portuguese Baking Company, Eagle Solutions, LLC, Alkota Cleaning Systems, Inc., Amtex Corporation, Atlantic-Meeco, Inc., Electron Beam Technologies and Independent Printing Company, Inc. as well as several other privately held companies.

Samuel J. Bero — Mr. Bero had been President and Chief Executive Officer from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and General Manager since 1974, when he co-founded Tufco Industries, Inc., our predecessor. Mr. Bero has been a director since 1992 and has over 33 years of experience in the converting industry.

C. Hamilton Davison, Jr. — Mr. Davison has been a director since 1992. Mr. Davison had been President and a director of Paramount Cards, Inc., a manufacturer and retailer of greeting cards, since 1988 and Chief Executive Officer from 1995 to 2006. Prior to that time, Mr. Davison was Vice President, International and Marketing of Paramount Cards, Inc. In addition to other private companies and not-for-profit boards, he served as a director and member of the audit committee of Valley Resources until 2000 when the company was sold to Southern Union (NYSE:SUG). Mr. Davison received a Bachelors Degree from Vanderbilt University and a masters degree from the University of Texas.

Brian Kelly — Mr. Kelly became a director in November of 2006. He founded Waverly Partners, Inc., a company that provides assistance in the acquisition and operation of niche metals component manufacturing businesses, in 1994 and has been President since its inception. Prior to starting Waverly, Mr. Kelly was President of Fitchburg Coated Products. From 1984 to 1989 he served as Chief Financial Officer of Technographics, Inc. Mr. Kelly is a CPA, received an AB in Political Science from Providence College and an MBA from McGill University.

Louis LeCalsey, III — Mr. LeCalsey assumed the position of President and Chief Executive Officer in October 1996. Previously he was President of Tufco Industries, Inc., our predecessor, from April 1996 through September 1996. Prior to joining Tufco, he served as Vice President of Worldwide Logistics for Scott Paper Company, the culmination of a 23-year career with Scott in various leadership positions. Mr. LeCalsey serves as a director of Independent Printing Company, Inc., and as a member of the Advisory Board for Bradford Equities Management LLC.

Seymour S. Preston, III — Mr. Preston has been a director since September 1999. From 1994 until August 2003 when he sold the company and retired, Mr. Preston was Chairman, CEO and sole owner of AAC Engineering Systems, Inc., a manufacturer of deburring and metal finishing equipment. From 1990 to 1993, Mr. Preston was President and CEO of Elf Atochem North America, Inc., a manufacturer and marketer of plastics and specialty chemicals. Prior to 1990, Mr. Preston was President, Chief Operating Officer and director of Pennwalt Corporation. Mr. Preston is currently a director of Albemarle Corporation, Scott Specialty Gases, Inc., Ocean Power Technologies, Inc., Independent Publications, Inc., The Barra Foundation, The Wistar Institute, and The Academy of Natural Sciences of Philadelphia. Mr. Preston received a BA in chemistry from Williams College and an MBA from the Harvard Business School.

None of the directors listed herein is related to any other director or executive officer of the Company.

The Board of Directors unanimously recommends that stockholders vote FOR the election of directors as set forth in proposal one.

Committees of the Board of Directors

The Board of Directors has an Executive Committee, a Compensation Committee, and an Audit Committee but not a Nominating Committee.

Executive Committee

Functions:	Serves in the event action must be taken by the Company at a time when convening a meeting of the entire Board of Directors is not feasible. May exercise all of the authority of the Board of Directors in the business and affairs of Tufco with certain exceptions.

Members:	Samuel J. Bero Robert J. Simon

Number of Meetings in 2006:	One

Audit Committee

Functions:	Reviews proposals from the independent registered public accounting firm regarding annual audits. Approves the engagement or discharge and compensation of the independent registered public accounting firm. Reviews recommendations of the independent registered public accounting firm concerning accounting principles and the adequacy of internal controls and accounting procedures and practices. Reviews the scope of the annual audit. Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the independent registered public accounting firm. Reviews and discusses the earnings release, unaudited quarterly and audited annual financial statements with management and the independent registered public accounting firm prior to the press release.

Members:	C. Hamilton Davison, Jr. Brian Kelly, Chairman Seymour S. Preston III

Number of Meetings in 2006:	Four

Compensation Committee

Functions:	Reviews annual salaries and bonuses for officers and determines the recipients of, and time of granting of, stock options. Determines the exercise price of each stock option and the number of shares to be issued upon the exercise of each stock option.

Members:	Samuel J. Bero C. Hamilton Davison, Jr. Robert J. Simon, Chairman

Number of Meetings in 2006:	Two

CERTAIN CORPORATE GOVERNANCE MATTERS

The Board of Directors has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as listing standards of the NASDAQ Stock Market relating to corporate governance matters. Among the significant measures implemented by the Board of Directors to date are the following:

Audit Committee Composition

The Audit Committee is comprised solely of “independent directors” in accordance with the NASDAQ Global Market standards.

Audit Committee Charter

The Audit Committee operates under a written charter adopted by the Board of Directors. The amended and restated Audit Committee Charter was ratified by the Board of Directors on February 9, 2007. The amended and restated Audit Committee Charter is attached hereto as Exhibit A. For fiscal 2007, the Board of Directors of the Company has determined that Brian Kelly is the Audit Committee Financial Expert (as defined in Item 401(h) of Regulation S-K). Mr. Kelly is “independent” (as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act).

Code of Ethics

In December 2003, the Audit Committee adopted a Code of Ethics applicable to all employee associates and directors of the Company. This Code of Ethics, together with the Code of Ethics for Senior Financial Officers, constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. The Code of Ethics for Senior Financial Officers was filed as an exhibit to the Company’s Form 10-K for its fiscal year ended September 30, 2003. The Code of Ethics was ratified by the Board of Directors on January 13, 2004.

The Company is a “Controlled Company” as defined in NASDAQ Marketplace Rule 4350(c)(3). The Board of Directors has based this determination on the fact that approximately 57% of the voting stock of the Company is held by Bradford Venture Partners, L.P. and Overseas Equity Investors Ltd., which together constitute a group for purposes of NASDAQ Marketplace Rule 4350(c)(5).

The Board of Directors does not have a standing Nominating Committee or committee performing similar functions; however, the Board of Directors functions in the capacity of the Nominating Committee. As the Company is a “Controlled Company” and a majority of the members of the Board are independent, the Board has determined not to create a separate nominating committee. The Board of Directors has determined that four of the six directors currently meet the independence standards under the applicable NASDAQ rules. These directors are Messrs. Bero, Davison, Kelly and Preston.

All of the Company’s current directors have served as directors since 1992, except Mr. LeCalsey, who became a director in September 1996, Mr. Preston who became a director in September 1999 and Mr. Kelly who became a director in November 2006. Where called for, qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Board of Directors desires a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. In the event of a need for a new or additional director, the Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews and such other information as they may deem relevant.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors has not established formal procedures for security holders to submit director recommendations; however, such recommendations may be sent to the Corporate Secretary at the Company’s executive offices. If the Company were to receive recommendations of candidates from the Company’s security holders, the Board of Directors would consider such recommendations in the same manner as all other candidates.

The Board of Directors has not implemented a formal process for stockholders of the Company to send communications to the Board of Directions. The Corporate Secretary of Tufco Technologies, Inc. will forward any communications from stockholders that he receives to the Board of Directors.

The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of stockholders. All of the directors, except for Mr. Kelly (who was not then serving on the Board of Directors), attended the Company’s 2006 Annual Meeting of Stockholders.

Director Compensation

Our directors who are not employees receive:

•	an annual fee of $8,000

•	a payment of $1,500 for each board meeting attended, and

•	a payment of $1,500 for each committee meeting attended.

In addition, upon election or reelection to the Board of Directors at the annual meeting, each non-employee director will receive an option to acquire 3,000 shares of common stock under Tufco’s 2004 Non-Employee Director Stock Option Plan. The options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting. On May 16, 2006, Messrs. Bero, Davison, Preston, Simon and William J. Malooly, who is not being nominated for re-election, each received options to acquire 3,000 shares of common stock under Tufco’s 2004 Non-Employee Director Stock Option Plan, as amended, with an exercise price of $6.60 per share. In addition, on December 14, 2006, Mr. Kelly received a discretionary grant to acquire 2,000 shares of common stock under Tufco’s 2004 Non-Employee Director Stock Option Plan at an exercise price of $6.76 per share.

MANAGEMENT

THE EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Positions With the Company

Louis LeCalsey, III	68	Director, President and Chief Executive Officer
Michael B. Wheeler	62	Executive Vice President, Chief Financial Officer, Chief Operating Officer, Corporate Secretary and Treasurer
Madge J. Joplin	59	Vice President, Sales and Operations — Business Imaging
Michele M. Cherney	38	Sr. Vice President, Sales and Marketing — Contract Manufacturing

Executive officers of the Company are elected by the Board of Directors and serve at the discretion of the Board of Directors. There are no family relationships between any executive officers of the Company.

Executive Officers

Louis LeCalsey, III — Mr. LeCalsey assumed the positions of President and Chief Executive Officer of Tufco in October 1996. Previously he was President of Tufco Industries, Inc. since April 1996. Prior to joining Tufco, he served as Vice President of Worldwide Logistics for Scott Paper Company, the culmination of a 23-year career with Scott in various leadership positions. Mr. LeCalsey serves as a director of Independent Printing Company, Inc., as well as a member of the Advisory Board for Bradford Equities Management, LLC.

Michael B. Wheeler, CPA — Mr. Wheeler assumed the position of Executive Vice President, Chief Financial Officer and Chief Operating Officer in June of 2006, retaining his position as Corporate Secretary and Treasurer. He had served as Vice President, Chief Financial Officer, Corporate Secretary and Treasurer since March 27, 2002. From 1999 to 2001, Mr. Wheeler consulted for several companies as a senior financial consultant. Prior to that, Mr. Wheeler was with Stone Container Corporation for twenty-five years serving as Vice President and Treasurer from 1983 to 1998.

Madge J. Joplin — Ms. Joplin assumed the position of Vice President, Sales and Operations for the Business Imaging segment of Tufco in 1998. She began her career in 1965 with Hamco, Inc. and served in various positions until Hamco was acquired by Tufco in 1995. While with Hamco, Ms. Joplin’s more recent positions included Comptroller, Vice President of Operations and Chief Operating Officer.

Michele M. Cherney — Ms. Cherney assumed the position of Sr. Vice President, Sales and Marketing for the Contract Manufacturing business segment in June of 2006. She had been Vice President, Sales and Marketing for the Contract Manufacturing business segment since 1999. She began her career with Tufco in 1996 as a Marketing Manager in the Sales Department. Prior to joining Tufco, Ms. Cherney was in sales and marketing for Bay West Paper, a division of Mosinee Paper, from 1989 until 1996. In December, 2005, Ms. Cherney was elected to the Board of Directors of INDA — Association of the Nonwoven Fabrics Industry.

Compensation of Executive Officers

The following table summarizes the compensation for each of the fiscal years ended September 30, 2006, 2005 and 2004 of the Chief Executive Officer and the executive officers who earned a total annual salary and bonus in excess of $100,000 in fiscal year 2006.

					Long Term
					Compensation
		Annual Compensation			Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

Louis LeCalsey, III	2006	$271,125	$0	0	0	$4,840
Director, President	2005	273,021	0	0	12,000	6,111
and CEO	2004	269,500	72,000	0	15,000	4,556
Michael B. Wheeler	2006	$187,916	$0	0	0	$0
Executive Vice President,	2005	187,708	0	0	9,000	0
CFO, COO, Corporate	2004	185,000	48,000	0	11,000	0
Secretary and Treasurer
Madge Joplin	2006	$130,185	$0	0	0	$2,832
Vice President, Sales	2005	128,760	0	0	3,000	3,319
and Operations — Business	2004	122,500	19,600	0	4,000	2,573
Imaging
Michele M. Cherney	2006	$162,101	$0	0	0	$3,896
Sr. Vice President, Sales	2005	157,424	0	0	3,000	4,095
and Marketing — Contract	2004	159,500	38,625	0	4,000	3,627
Manufacturing

(1)	Perquisites and other personal benefits for Louis LeCalsey, III, Michael B. Wheeler, Madge Joplin and Michele M. Cherney did not exceed the level of $50,000 or 10% of their total annual salary plus bonus.

(2)	Includes employer matching contributions to the Company’s 401(k) plan.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Mr. LeCalsey entered into an employment agreement with the Company effective September 19, 1996, as amended, under which he serves as the President and Chief Executive Officer for an initial term of three years with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we are obligated to compensate him for a period of one year. If his employment is terminated within 180 days following a change in control of the Company (as defined in the employment agreement), then we (or our successor) will be obligated to pay him his base salary (subject to certain deductions) for a period of two years following the occurrence of the change in control. The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment with us. The employment agreement provides for a current annual base salary of $276,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the Board of Directors.

Mr. Wheeler entered into an employment agreement with the Company effective March 27, 2002, under which he served as Vice President, Chief Financial Officer, Corporate Secretary and Treasurer for an initial term of one year with successive one-year renewal terms. Mr. Wheeler was promoted to Executive Vice President, Chief Financial Officer, Chief Operating Officer, Corporate Secretary and Treasurer in June 2006. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we will be obligated to compensate him for a period of one year (and if such termination occurs in the fourth quarter of any year, a pro-rated portion of his bonus, if applicable). The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment by us. The employment agreement provides for a current annual base salary of $195,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the Board of Directors.

Ms. Joplin entered into an employment agreement with the Company effective October 1, 1996, under which she serves as Vice President, Sales and Operations for an initial term of one year with successive one-year renewal terms. If we terminate her employment for cause, or as a result of her death or disability, our obligation to compensate her immediately terminates. If she is terminated without cause, we will be obligated to compensate her for a period of one year. The employment agreement prohibits her from competing with us while employed by us and for the later of one year after the later of her termination of employment or the termination of severance pay. The employment agreement provides for a current annual base salary of $129,800, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the Board of Directors.

Ms. Cherney entered into an employment agreement with the Company effective October 1, 1997, under which she serves as Vice President, Sales and Marketing for an initial term of one year with successive one-year renewal terms. Ms. Cherney was promoted to Sr. Vice President Sales and Marketing in June 2006. If we terminate her employment for cause, or as a result of her death or disability, our obligation to compensate her immediately terminates. If she is terminated without cause, we will be obligated to compensate her for a period of one year. The employment agreement prohibits her from competing with us while employed by us and for one year after the later of her termination of employment or the termination of severance pay. The employment agreement provides for a current annual base salary of $164,500, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the Board of Directors.

Option Tables

Option Grants

No stock option grants were made by the Company during fiscal year 2006 to any of our executive officers described above in the “Summary Compensation Table”.

Option Exercises And Fiscal Year-End Option Values

The following table sets forth certain information concerning the value of the unexercised options as of September 30, 2006, held by the named executive officers. In fiscal year 2006 no named executive officers of the Company exercised options to acquire the Company’s common stock.

Aggregate Option Exercises In Fiscal Year 2006 And
Fiscal 2006 Year-End Option Values

			Number of Shares
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options at Fiscal 2006		In-The-Money Options at
	on	Value	Year-End		Fiscal 2006 Year-End(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis LeCalsey, III	—	—	165,500	13,000	$42,715	$5,600
Michael B. Wheeler	—	—	37,833	9,667	$49,038	$4,107
Madge Joplin	—	—	31,167	3,333	$11,582	$1,493
Michele M. Cherney	—	—	45,167	3,333	$11,582	$1,493

(1)	Represents the value of unexercised, in-the-money stock options at September 30, 2006, using the $6.83 per share closing price on that date.

Equity Compensation Plan Information

The following table sets forth information concerning the equity compensation plans of the Company as of September 30, 2006.

(C)
	(A)		Number of Securities
	Number of Securities	(B)	Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (A))

Equity compensation plans approved by security holders(1)	460,950	$7.47	338,200
Equity compensation plans not approved by security holders(2)	—	—	—

(1)	Plans represent (i) the 1992 Non-Qualified Stock Option Plan, which expired in April 2002 , (ii) the 2003 Non- Qualified Stock Option Plan, which expires April 2013 and the 1993 Non-Employee Director Stock Option Plan, which expired March 2004, and (iii) the 2004 Non-Employee Director Stock Option Plan, which expires March 2014.

(2)	There are no equity compensation plans not approved by security holders.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Our executive compensation is supervised by our compensation committee. The functions of the compensation committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the compensation committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

In general, we compensate our executive officers through base salary, cash bonuses and long-term incentive compensation. In addition, executive officers participate in benefit plans that are generally available to our employees.

The compensation committee’s compensation policies for executive officers follow our compensation policy for all employees. This policy emphasizes the principle that compensation should be commensurate with performance of the individual and the Company. With regard to the chief executive officer, the compensation committee considers a broad array of factors in establishing his base salary and bonus, including the salary and bonus payments for chief executive officers at companies in similar businesses. For fiscal year 2006, our chief executive officer had an employment agreement that provided for a current annual base salary of $276,000, an annual bonus and various fringe benefits. Bonuses for executive officers are based upon operating income targets established for each fiscal year by the Board of Directors. These targets were not achieved in fiscal 2005 nor in fiscal 2006. Accordingly, no bonuses or equity compensation was paid in 2006 and there will be no bonus payout in 2007.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction that may be claimed by a public company for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million is paid pursuant to a performance-based plan. This provision became effective with respect to us on January 1, 1994. After considering the application of Section 162(m) to its compensation policies, the committee has determined that the provisions of Section 162(m) would not affect the compensation of any of the officers previously named. To the extent that this might not continue to be the case, the committee would consider any changes necessary to conform to the provisions of Section 162(m).

The compensation committee determined the salary for our chief executive officer for fiscal year 2006 based on the foregoing factors.

Respectfully submitted,

Compensation Committee:

Robert J. Simon, Chairman
Samuel J. Bero
C. Hamilton Davison, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Bero and Mr. Simon serve on our compensation committee. Mr. Bero was an officer from November 1993, until his retirement in July 1995. In addition, as described in greater detail below under Certain Relationships and Related Transactions, the Company leases one of its facilities from a partnership in which Mr. Bero is a partner. In 1994, the Company entered into a consulting agreement with Bradford Ventures, Ltd., an affiliate of Bradford Associates. Mr. Simon currently is a general partner of Bradford Associates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We lease one of our facilities from a partnership in which Samuel J. Bero is a partner. We paid total rent of $127,983 to the partnership that is the lessor of this facility for fiscal year 2006. In November 2006, we entered into a new lease with the partnership, which expires in March 2013. The rent under this lease is $17,070 per month beginning in April 2007 and increases by 1.65% each succeeding year. In exchange for the Company’s entering into the new lease, the partnership agreed to pay for up to $300,000 of improvements to the facility. We believe that the terms of this lease are at least as favorable to us as could have been obtained from an unaffiliated party.

As one of the terms of our purchase of Tufco Industries, Inc., in February 1992, we entered into agreements with Mr. Bero and one other former stockholder of Tufco Industries, Inc. pursuant to which we are required to pay the premiums on life insurance on their lives. The policies were collectively assigned to us as security for the repayment of such amounts. On April 19, 2006, the Company received $80,414 from Mr. Bero for premiums paid on his behalf and the assignment on the policy was released.

In 1994, the Company entered into a consulting agreement with Bradford Ventures, Ltd. (“Bradford Ventures”), an affiliate of Bradford Venture Partners, L.P., and Overseas Equity Investors Partners, two of our largest stockholders, under which Bradford Ventures provides various financial consulting services to us for an initial term of 10 years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford Ventures has assisted us in structuring our initial public offering, various acquisitions and divestitures and restructuring our long-term obligations. In addition, Bradford Ventures provides general business consulting and advice. We expect to use the services of Bradford Ventures in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions and divestitures. We are obligated to pay Bradford Ventures an annual fee of $210,000 under the agreement, subject to a 5% annual increase for each year since 1994, plus reasonable out-of-pocket expenses. During fiscal year 2006, we paid Bradford Ventures $353,475 in fees. We believe that the terms of the agreement with Bradford Ventures are customary and are at least as favorable to us as could be obtained from an unaffiliated party.

PERFORMANCE GRAPH

SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TUFCO TECHNOLOGIES, INC.,
NASDAQ MARKET INDEX AND HEMSCOTT GROUP I (1)

ASSUMES $100 INVESTED ON OCT. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2006

	2001	2002	2003	2004	2005	2006
TUFCO TECHNOLOGIES, INC.	100.00	65.60	85.87	105.20	84.00	91.07
HEMSCOTT GROUP INDEX	100.00	122.16	149.50	176.76	188.36	221.94
NASDAQ MARKET INDEX	100.00	80.46	123.30	130.73	148.72	157.54

(1)	Formerly named Coredata Group Index

The graph above compares the performance of our common stock with the performance of the NASDAQ Market Index and the Hemscott Industry Group 325 — Packing and Containers Group Index from October 1, 2001 through September 30, 2006. The comparison assumes $100 was invested on October 1, 2001, in our common stock and in each of the aforementioned indices and assumes reinvestment of dividends.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 4 or 5 were required, the Company believes that during the 2006 fiscal year all Section 16(a) filing requirements were complied with, except that Brian Kelly did not file a Form 3 within 10 days of his becoming a director of the Company on November 16, 2006. The Form 3 was filed on December 21, 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 21, 2007, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual’s spouse.

Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

	Amount and Nature of	Percent of
	Beneficial Ownership	Class

Over 5% Stockholders
Robert J. Simon(1)(3)(4)(14)	2,658,543	58.3%
Barbara M. Henagan(1)(3)	2,621,661	57.8%
Bradford Venture Partners, L.P.(1)(2)	2,619,740	57.8%
Overseas Equity Investors Partners(3)(6)	2,619,740	57.8%
Other Directors And Executive Officers
Samuel J. Bero(7)	217,000	4.8%
Louis LeCalsey III(8)	184,762	4.0%
C. Hamilton Davison, Jr.(5)	30,842	*
Seymour S. Preston III(9)	26,000	*
Brian Kelly(15)	2,000	*
Michael B. Wheeler(10)	45,500	*
Madge Joplin(11)	27,620	*
Michele M. Cherney(12)	31,000	*
Directors and Executive Officers as a Group (9 persons)(1)(3)(13)	3,223,267	67.4%

*	Less than one percent

(1)	The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, L.P., as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of Bradford Venture Partners, L.P. and, as such, holds a 1% interest in that partnership. The business address of each of Mr. Simon and Ms. Henagan is 92 Nassau Street, Princeton, New Jersey 08542.

(2)	The address of the stockholder is 92 Nassau Street, Princeton, New Jersey 08542. The amount shown for the stockholder includes 709,870 shares owned of record by Overseas Equity Investors Partners (“Overseas Equity”), as to which the stockholder may be deemed to share beneficial ownership due to the formation of a “group” comprised of the stockholder and Overseas Equity for purposes of SEC rules.

(3)	The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as chairman of the Board of Directors of the corporation that acts as the managing partner of Overseas Equity. Bradford Associates holds a 1% partnership interest in Overseas Equity, which may increase upon the satisfaction of certain contingencies related to the overall performance of Overseas Equity’s investment portfolio, and also acts as an investment advisor for Overseas Equity.

(4)	The stockholder is also one of our directors.

(5)	The amount shown includes 27,000 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(6)	The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda. The amount shown for the stockholder includes 1,909,870 shares owned of record by Bradford Venture Partners, L.P., as to which the stockholder may be deemed to share beneficial ownership due to the information of a “group” comprised of the stockholder and Bradford Venture Partners, L.P. for purposes of SEC rules.

(7)	The amount shown includes 27,000 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(8)	The amount shown includes 69,500 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(9)	The amount shown includes 21,000 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(10)	The amount shown includes 44,500 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(11)	The amount shown includes 14,500 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(12)	The amount shown includes 14,500 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(13)	The amount shown includes an aggregate of 247,000 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(14)	The amount shown includes 27,000 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

(15)	The amount shown includes 2,000 shares that may be acquired under options exercisable within 60 days of March 21, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal years ending September 30, 2005 and September 30, 2006 and through March 19, 2007. On March 19, 2007, Tufco Technologies, Inc. (the “Company”) dismissed Deloitte & Touche LLP as its independent registered public accounting firm and engaged McGladrey & Pullen, LLP as its new independent registered public accounting firm effective immediately, for the remainder of fiscal year ending September 30, 2007. The Audit Committee of the Company’s Board of Directors participated in and approved the decision to change independent registered accounting firms.

The audit report of Deloitte & Touche LLP on the Company’s financial statements for the fiscal years ended September 30, 2005 and September 30, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended September 30, 2005 and September 30, 2006 and through March 19, 2007, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report, and there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended September 30, 2005 and September 30, 2006 and through March 19, 2007, the Company did not consult with McGladrey & Pullen, LLP regarding any matters or reportable events as that term is described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of McGladrey & Pullen, LLP and Deloitte & Touche LLP are expected to be available at the annual meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement at the meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2006, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management. Management has the responsibility for the preparation of our consolidated financial statements, and the independent registered public accounting firm has the responsibility for the audit of those consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61, Communication with Audit Committee. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Brian Kelly, Chairman
C. Hamilton Davison, Jr.
Seymour S. Preston III

Fees Paid to the Independent Registered Public Accounting Firm

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal years 2006 and 2005.

	FY 2006	FY 2005

Audit Fees	$192,625	$187,000
Audit-Related Fees	0	8,400
Tax Fees	0	48,100
All Other Fees	0	0

Audit services of Deloitte & Touche LLP for fiscal 2006 consisted of the audit of the consolidated financial statements of the Company and quarterly reviews of consolidated financial statements and review of SEC filings. There were no “Audit Related Fees, “Tax Fees” or “Other Fees” paid to Delolitte & Touche LLP during fiscal 2006. The Audit Committee approved all of the services described above.

Audit services of Deloitte & Touche LLP for fiscal 2005 consisted of the audit of the consolidated financial statements of the Company and quarterly reviews of consolidated financial statements and review of SEC filings. “Audit-Related Fees” include charges primarily related to the services rendered in connection with the audit of the company’s internal control over financial reporting. “Tax Fees” includes charges primarily related to tax return preparation and tax consulting services. There were no “Other Fees” during fiscal 2005. The Audit Committee approved all of the services described above.

The Audit Committee’s policy is to pre-approve all auditing and permitted non-audit services other than de minimus non-audit services as defined in Section 10A(i)(1) of the Exchange Act which will be approved prior to the completion of the registered public accounting firm’s audit. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

STOCKHOLDER PROPOSALS

To be included in the proxy statement, any proposals from holders of common stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2008 must be received by the Company, addressed to the Corporate Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than December 10, 2007, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Any holder of common stock of the Company desiring to bring business before the 2008 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Corporate Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than December 15, 2007.

OTHER BUSINESS

We know of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the proxies will vote and act according to their best judgment.

EXPENSES

The expense of preparing, printing, and mailing proxy materials to our stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees, none of whom will receive additional compensation therefore. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by us upon request for their reasonable out-of-pocket expenses.

ANNUAL REPORT

We have provided without charge a copy of our annual report to stockholders for fiscal year 2006 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All such requests should be directed to: Michael B. Wheeler, Corporate Secretary, Tufco Technologies, Inc., P. O. Box 23500, Green Bay, Wisconsin 54305.

EXHIBIT A

TUFCO TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibility by reviewing matters specific to the Committee as outlined in Key Responsibilities (below) including, by reviewing: (i) the quality and integrity of the financial reports of the Corporation; (ii) the Corporation’s compliance with legal and regulatory requirements related to financial statements, including the Corporation’s systems of internal controls; (iii) the independence and performance of the Corporation’s internal and external auditors; and (iv) the legal compliance and code of conduct programs relating to the areas of responsibility for the Committee as established by management and the Board. In so doing, it is the responsibility of the Committee to assure free and open means of communication between the directors, the Corporation’s independent registered public accounting firm, the internal auditors (if any), and the financial management of the Corporation.

In discharging its oversight role, the Committee is empowered to investigate any matter relating to Committee areas of accountability brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, auditors and other experts for this purpose and in connection with any of its other duties provided for herein. In the case of matters brought to the Committee for which accountability is not clear, those matters will be referred to the Board for appropriate designation and assignments of follow-up. The Corporation shall provide appropriate funding for the Committee to retain such counsel and other advisers. The Board and the Committee are in place to represent the Corporation’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and submit any recommended changes to the Board for its consideration.

MEMBERSHIP

The Committee of the Board shall consist of at least three directors who are independent of management of the Corporation and are financially literate. The members of the Committee shall satisfy the independence and experience requirements of the NASDAQ stock market or other appropriate governing body. At least one member of the Committee must be a financially sophisticated audit committee member as defined by NASDAQ stock market rules. Committee members and the Committee chairman shall be designated annually by the full Board.

KEY RESPONSIBILITIES

The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the Corporation’s independent registered public accounting firm is responsible for auditing those financial statements.

In addition, the Corporation’s management is responsible for maintenance of a system of internal controls that provide reasonable assurance that errors, irregularities or illegal acts will be identified. Additionally, the Committee recognizes that financial management, including the internal audit staff, if any, as well as the independent registered public accounting firm, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will perform the following functions/tasks:

Financial Reporting

Perform a timely review of the Corporation’s annual and quarterly financial statements and management’s discussion and analysis thereof and any certification, report, opinion or review rendered by the independent registered public accounting firm.

Confirm that the financial management and the independent registered public accounting firm perform a timely analysis of significant reporting issues and practices and report key issues to the Committee.

Discuss with financial management and the independent registered public accounting firm their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used.

Internal Controls

Review with management, internal auditors, if any, and the independent registered public accounting firm the adequacy and effectiveness of the Corporation’s internal controls (including information systems and security) in managing risk.

Review disclosures made by the Corporation’s CEO and CFO during their certification process for the Form 10-K and 10-Q regarding any significant deficiencies in the design or operation of disclosure controls and procedures and internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

Review with management and the independent registered public accounting firm the Corporation’s progress with respect to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the regulations relating thereto.

Audit Process

Appointment, removal and compensation of auditors

Exercise the sole authority to appoint or remove the independent registered public accounting firm. The Committee shall be directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Committee.

Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm (other than de minimus non-audit services as defined in Section 10A(i)(1) of the Securities Exchange Act of 1934, as amended, which shall be approved prior to completion of the independent auditor’s audit). The Committee may delegate this authority to its chairman.

Independence and qualification of auditors

Confirm and assure the independence of the independent registered public accounting firm, including a review of other services and related fees provided by the independent auditor. The Committee shall actively discuss with the independent registered public accounting firm its independence from management and the Corporation and the matters included in the written disclosure required by Independence Standards Board Standard No. 1.

Monitor hiring practices related to employees or former employees of the independent registered public accounting firm to ensure compliance with the Securities and Exchange Commission regulations and NASDAQ stock market listing standards.

Review of audit plans

In consultation with the independent registered public accounting firm, review the audit scope.

Review with the independent registered public accounting firm the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources, including explanations for any deviations from the original plans.

Interim financial statement review

The Committee shall review the interim financial statements and management’s discussion and analysis of financial condition and results of operations with management and the independent registered public accounting firm prior to the public disclosure of results for each quarterly period. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accounting firm under generally accepted auditing standards.

Review of audit results

Review with management and the independent registered public accounting firm at the completion of the annual audit the following:

•	Annual report of the Corporation, including the financial statements, related footnotes, and management’s discussion and analysis of financial condition and results of operations, and report to the Board as to whether it recommends that the audited financial statements should be included in the Corporation’s Annual Report of Form 10-K and prepare the report required for the Corporation’s proxy statement.

•	Results of the audit of the financial statements and the related report thereon, including all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting procedures that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, if different from management proposals.

•	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

•	Other communications as required by generally accepted auditing standards.

Compliance Oversight Responsibilities Relating to Specific Areas of Accountability of the Audit Committee

•	Approve the Corporation’s Code of Ethics applicable to employees and the Code of Ethics for Senior Financial Officers of the Corporation and review any changes to, or waivers of, such Codes of Ethics.

•	Review disclosures made by the senior financial officers of the Corporation under the Code of Ethics applicable to such officers.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

•	Discuss with the Corporation’s counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

GENERAL

Review legal and regulatory matters that may have a material impact on the financial statements, related corporate compliance polices and programs, and reports received from regulators.

At least semi-annually, the independent registered public accounting firm and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

Report Committee actions to the Board with such recommendations as the Committee may deem appropriate. At the Chairman’s option, the independent registered public accounting firm should be made available to meet with the Board annually or when otherwise appropriate.

Submit the minutes of all meetings of the Audit to, or discuss the matters discussed at each Committee meeting with, the Board.

Approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K (or such approval may be made by another independent committee of the Board).

The Committee will perform such other functions consistent with this Charter, the Corporation’s bylaws, governing law and the rules of the NASDAQ stock market or other governing body, as the Committee or the Board deems necessary or appropriate.

TUFCO TECHNOLOGIES, INC.
Annual Meeting of Stockholders, May 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
TUFCO TECHNOLOGIES, INC.

The undersigned hereby appoints ROBERT J. SIMON and MICHAEL B. WHEELER, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned’s shares of common stock held of record on March 30, 2007, at the 2007 annual meeting of stockholders or at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors. The proxies will vote with respect to the second proposal according to their best judgment.

1. Election of Directors.

FOR all nominees listed below (except as marked below to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(Samuel J. Bero, C. Hamilton Davison, Jr., Louis LeCalsey III, Brian Kelly, Seymour S. Preston III and Robert J. Simon)

Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

P R O X Y

2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as name appears below. When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: _ _ , 2007

Signature

Signature if shares held in more than one name

Please mark, sign, date and promptly return this proxy in the enclosed envelope.